Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED IN ACCORDANCE WITH ITEM 601 OF REGULATION S-K, BECAUSE THE REGISTRANT HAS DETERMINED THAT THE OMITTED INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

Execution Version

COLLABORATION AGREEMENT

This COLLABORATION AGREEMENT (the “Agreement”) is made and entered into as of July 5, 2024 (the “Effective Date”) by and between QuantumScape Battery, Inc., a Delaware corporation having its principal place of business at 1730 Technology Drive, San Jose CA 95110 (“QS”), and PowerCo SE, a societas europaea having its principal place of business at Industriestrasse Nord 38239, Salzgitter, Germany (“PowerCo”) (QS and PowerCo also each a “Party” and together the “Parties”).

BACKGROUND

A.
QS is the owner of and is continuing to develop certain technology and intellectual property rights pertaining to automotive battery cells, including the QSE5 Technology.
B.
PowerCo intends to industrialize the QS Technology based on the QSE5 at scale by manufacturing battery cells consisting of such Technology, initially at one or more PowerCo facilities that together have a maximum annual capacity of 40GWh (the “Initial Capacity”). To enable such industrialization [***] the Parties need to undertake certain technology and knowledge transfer and development activities.
C.
The Parties have agreed to enter into this Agreement to set forth the terms on which the Parties will collaborate to enable PowerCo to manufacture battery cells incorporating QSE5 Technology in the Target Design [***] at a 40GWh production line [***], including by establishing the Scale-Up Team, facilitating the transfer of QSE5 Technology into the Target Design, and industrializing the Cells to 40GWh of production, including carrying out the activities set forth in Statements of Work (the “Project”).
D.
In connection with the Project, subject to and conditional upon [***], PowerCo will make certain payments to QS on the terms and subject to the conditions set forth in the IP License Agreement.

Now, therefore, in consideration of the foregoing and the mutual covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I

DEFINITIONS AND INTERPRETATION
1.1
Definitions. In this Agreement, the following terms shall have the meanings set forth below:

(a)
“Affiliate” means (i) with respect to either Party, any other Person who at any time, now or in the future, directly or indirectly controls, is controlled by, or is under common control with such Party or Person, as applicable, and (ii) without limiting sub-clause (i), with respect to PowerCo, the Listed Affiliates. For purposes of this definition, “control” when used with respect to an entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.
(b)
“Anti-Bribery Law” means (i) the US Foreign Corrupt Practices Act of 1977, (ii) the UK Bribery Act 2010, and (iii) any other law, rule, regulation, or other legally binding measure of any relevant jurisdiction that relates to bribery or corruption.
(c)
“Anti-Money Laundering Law” means any law which prohibits money laundering or terrorism financing and/or impose obligations to conduct money laundering or terrorism financing due diligence, including but not limited to: (i) 18 U.S.C. §§ 1956 and 1957; (ii) the European Union Money Laundering Directives and European Union member states’ implementing legislation; and (iii) the UK Proceeds of Crime Act 2002 and the UK Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017.
(d)
“Antitrust Laws” mean any antitrust, competition or trade regulation laws that are designed or intended to prohibit, restrict, or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition.
(e)
“B Sample” means an automotive battery cell consisting of QSE5 Technology that meets all applicable B sample requirements set by PowerCo as in Annex 1.
(f)
[***].
(g)
“Background IP” has the meaning set forth in Section 7.1.
(h)
“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in San Jose, California or Wolfsburg or Salzgitter, Germany.
(i)
“Cell Design” shall mean all Technology and Intellectual Property Rights in the chemistry, composition, design and materials of the QSE5 battery cell.
(j)
“Cells” means automotive battery cells produced by PowerCo in the Target Design that are made commercially available to customers of PowerCo.
(k)
“Change Order” has the meaning set forth in Section 3.3.
(l)
“Confidential Information” means, with respect to a Disclosing Party or its Representatives, information in any form (whether written, electronic, graphic, oral or otherwise) provided by or related to the Disclosing Party or its Representatives to the Receiving Party or its Representatives that (i) was marked confidential (or a similar designation) or was stated to be confidential at the time of disclosure; (ii) would reasonably be understood by the Receiving Party to be confidential or proprietary to the Disclosing Party; or (iii) is of a type of information identified in this Agreement as the Confidential Information of the Disclosing Party, including, in any event, all trade secrets and business secrets, any information contained in or related to any Background IP (including in the case of QS’ Background IP, the QSE5 Technology and related Cell Design [***]), any Joint IP or the Project Plan, the existence of this Agreement and its terms and conditions, and information relating to discussions and negotiations with respect thereto. Notwithstanding the foregoing, the Confidential Information shall not include information that (A) is publicly known at the time of disclosure or becomes publicly known after disclosure through no wrongful act or breach of this Agreement by the Receiving Party; (B) is already in the possession of the Receiving Party at the time of disclosure without reference to the Disclosing Party’s Confidential Information; (C) is rightfully and lawfully obtained by the Receiving Party from a third party without any confidentiality obligation, directly or indirectly, to the Disclosing Party or its Affiliates; (D) is independently developed by or for the Receiving Party without reference to the Disclosing Party’s Confidential Information; or (E) is approved for public release by written authorization of the Disclosing Party.
(m)
“Decarbonization Targets” has the meaning set forth in Section 5.2.
(n)
“Deliverables” means any materials, reports, samples and other deliverables of any nature, whether written or unwritten, that a Party is required to deliver or provide to the other Party, or that the Parties are required to develop together, under any SOW or Workplan (including an industrialization blueprint).
(o)
“Dispute” has the meaning set forth in Section 11.1.
(p)
“Economic Sanctions Law” means the laws relating to economic or trade sanctions administered or enforced by the United States (including by OFAC or the U.S. Department of State), the United Kingdom, the European Union and its member states, and the United Nations Security Council.
(q)
“Escalation Process” has the meaning set forth in Section 11.2(a).
(r)
“Export Control Law” means all U.S. and non-U.S. laws relating to export, reexport, and transfer, including but not limited to the Export Administration Regulations and the International Traffic in Arms Regulations.
(s)
“First B Samples” has the meaning set forth in Section 2.1(c).
(t)
“Governmental Authority” means any national, supranational, federal, state, provincial or local authority, court, government or self-regulatory organization (including any stock exchange), commission, tribunal or organization, or any regulatory agency, or any political or other subdivision, department or branch of any of the foregoing.
(u)
“ICC Rules” means the Rules of Arbitration of the International Chamber of Commerce in effect as of the date the arbitration is commenced.
(v)
“Initial Capacity” has the meaning set forth in the recitals to this Agreement.

(w)
“Initial Royalty Fee” means the “Initial Royalty Fee” as defined in the IP License Agreement.
(x)
“Intellectual Property Rights” means all intellectual property and similar proprietary rights of any kind, anywhere in the world, whether registered or unregistered, including (i) patents and patent applications, utility models, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates, extensions of any of the foregoing; (ii) trademarks, service marks, trade names, trade dress rights, logos, corporate names and other source or business identifiers, and all applications, registrations, extensions and renewals of any of the foregoing; (iii) copyrights, works of authorship, data, database and design rights, mask work rights and moral rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing; (iv) trade secrets, know-how, confidential or proprietary information, including invention disclosures, inventions, ideas, algorithms, formulae, processes, methods, techniques, and models, whether patentable or not; and (v) software and firmware (whether in source code or object code and including all related specifications and documentation) or other technology, and all rights therein and thereto.
(y)
“IP Indemnified Claim” has the meaning set forth in Section 9.3(a).
(z)
“IP Indemnified Parties” has the meaning set forth in Section 9.3(a).
(aa)
“IP License Agreement” means the agreed form IP License Agreement to be entered into between the Parties, in substantially the form as attached to this Agreement as Exhibit 1.
(bb)
“Joint IP” has the meaning set forth in Section 7.2.
(cc)
“KPI” means the key performance indicators set forth in Annex 1.
(dd)
“Listed Affiliates” means ZellCo 1. Projektgesellschaft mbH and such other Persons (whether now existing or in the future) the Parties may mutually agree to include as a “Listed Affiliate” from time to time.
(ee)
“Maintenance and Support Agreement” means a Maintenance and Support Agreement to be agreed and entered into between the Parties, reflecting at a minimum the agreed principles set forth in Exhibit 2.
(ff)
“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity of any kind or nature.
(gg)
[***].
(hh)
“Project” has the meaning set forth in the recitals to this Agreement.

(ii)
“Project Agreements” means, collectively, this Agreement, the IP License Agreement and the Maintenance and Support Agreement, and “Project Agreement” means any one of them.
(jj)
“Project Plan” means the plan defining the overall milestones, activities, roles, responsibilities and budget for the Project as set forth in Annex 2, as may will be amended and/or supplemented by the Steering Committee in accordance with Section 3.1.
(kk)
“[***] Standards” means [***], as set forth in Annex 3.
(ll)
“QSE5” means the small energy battery cell format developed by QS and known as the ‘QSE5’ with approximately 5 Ah [***].
(mm)
“QSE5 Technology” means all QS Technology embodied in the QSE5 that is used for B Sample [***].
(nn)
“Representative” means, in relation to a Party, any Affiliate of that Party and any officer, employee, agent, advisor or representative of that Party or any of its Affiliates.
(oo)
“Restricted Entity” shall have the meaning set forth in the IP License Agreement.
(pp)
“Scale-Up Team” means, collectively, the team consisting of (i) QS personnel (including contractors) appointed by QS to carry out QS’s day-to-day activities in relation to the Project and any SOWs, operating under the management and control of QS, and (ii) PowerCo personnel (including contractors) appointed by PowerCo to carry out PowerCo’s day-to-day activities in relation to the Project and any SOWs, operating under the management and control of PowerCo.
(qq)
“Separator” means QS’ proprietary ceramic separator designed for use in its battery cells.
(rr)
“Separator IP” means all Intellectual Property Rights embodied in the design, composition or manufacture of QS’ Separator, including all improvements, enhancements, upgrades, or changes thereto after the date of this Agreement and provided to PowerCo or its Affiliates hereunder.
(ss)
“Services” means any services that one Party is required to provide to another Party under any SOW.
(tt)
“SOP” means the start of production of commercial volumes of Cells at PowerCo’s Cell facilities.
(uu)
“Specifications” means the specifications for the Cells as set forth in Annex 1.
(vv)
“Statement of Work” or “SOW” means any statement of work entered into between the Parties under this Agreement.

(ww)
“Steering Committee” has the meaning set forth in Section 4.1.
(xx)
“Target Design” has the meaning set forth in Section 2.1(b).
(yy)
“Technology” means all technology, inventions, discoveries, processes, techniques, methods, ideas, concepts, research, proposals, materials, and other deliverables and work product of any nature whatsoever.
(zz)
[***].
(aaa)
“Workplan” has the meaning set forth in Section 3.1.
1.2
Interpretation. In this Agreement, unless the context requires otherwise: (a) a statutory provision, includes a reference to: (i) the statutory provision as modified or re-enacted from time to time (whether before or after the Effective Date), and (ii) any subordinate legislation made pursuant to the statutory provision (whether before or after the Effective Date); (b) a Party, Person or entity, includes a reference to that Party’s, Person’s or entity’s successors, personal representatives or assigns; (c) an agreement includes a reference to such agreement as amended from time to time; (d) an “Article”, “Section”, “Exhibit” or “Annex”, unless the context otherwise requires, is a reference to (respectively) an article or section of, or exhibit or annex to, this Agreement; (e) the singular includes the plural and vice versa; and (f) references to one gender includes all other genders. The headings in this Agreement will not affect the interpretation of this Agreement. Whenever the words “include”, “includes”, “including” or “in particular” (or similar derivates) are used, they are deemed to be followed by the words “without limitation”. The Exhibits and Annexes are part of this Agreement. This Agreement is the result of arm’s length negotiations between the Parties and will be construed to have been drafted jointly by the Parties such that any ambiguities in this Agreement will not be construed against any Party as a result of that Party having drafted or proposed the relevant clause.
Article II

COLLABORATION
2.1
Collaboration Efforts and Key Milestones. Each Party shall cooperate and work in good faith with the other Party in connection with the Project. Each Party shall [***] use all reasonable efforts necessary to execute the Project Plan and shall perform the activities allocated to it under any Statements of Work. Without limiting either Party’s obligations or commitments under the Project Plan, and except as may otherwise be agreed by both Parties in writing, the Parties agree that:
(a)
[***];
(b)
[***] PowerCo shall inform QS of the version of [***] that PowerCo intends to mass produce and into which QSE5 Technology would be incorporated (the “Target Design”);
(c)
QS shall deliver to PowerCo [***] samples of the QSE5 in accordance with the specifications and requirements set forth on Annex 1 (the “First B Samples”) [***]; and
(d)
[***].

2.2
Status Reports.
(a)
Until [***], QS shall, on a regular basis as determined by the Steering Committee, provide PowerCo with written status reports (each, a “Status Report”) describing in reasonable detail: (i) the status of the QSE5 development and QS’s activities in connection therewith; and (ii) any Deliverables and other results relating thereto.
(b)
From [***], the Scale-Up Team shall, on a regular basis as determined by the Steering Committee, provide each Party with a Status Report describing in reasonable detail: (i) any reportable problems or difficulties encountered or anticipated in connection with the Project, including any inability or anticipated inability to comply with any of the material terms of the Project Plan or an SOW or any other requirements under this Agreement; and (ii) any other reports and updates reasonably requested by PowerCo.
2.3
Execution of Other Project Agreements. The Parties acknowledge and agree that PowerCo’s entry into the other Project Agreements in accordance with this Section 2.3 is based on both Parties’ [***] and to using all reasonable efforts necessary to achieve the outcomes of the Project in accordance with this Agreement. Within [***] days following [***], or such other timing as may be agreed by both Parties in writing, each Party shall execute and deliver to the other Party a counterpart signature page to:
(a)
the IP License Agreement (and PowerCo’s obligation to pay the Initial Royalty Fee therein shall take effect upon its execution); and
(b)
the Maintenance and Support Agreement; provided, that if the Parties have not agreed the Maintenance and Support Agreement by such time, the key principles set forth in Exhibit 2 shall be binding on the Parties until such time as the Maintenance and Support Agreement is executed.
2.4
[***].
2.5
Time of the Essence. Time shall be of the essence with respect to each Party’s performance of its obligations under this Agreement and any SOW and each Party shall expeditiously comply with all such obligations.
Article III

WORKPLANS AND STATEMENTS OF WORK
3.1
Quarterly Workplans. The Parties, working through the Steering Committee, shall, on quarterly basis during the Term (or as otherwise agreed by both Parties), align on the detailed steps necessary to implement the Project Plan over the next quarter (each such quarterly sprint a, “Workplan”), which may (if agreed by both Parties) include (a) entering into one or more SOWs setting forth any additional activities not contemplated by the Project Plan to be carried out by each Party, and (b) supplementing the Project Plan as agreed by the Steering Committee.
3.2
Statements of Work. Unless otherwise agreed, each SOW shall describe, at a minimum (to the extent applicable): (a) the Services and/or Deliverables to be performed or provided by each Party; (b) any equipment, materials or technology to be made available by each

Party to the other Party, or required to be procured by each Party, for use in connection with the Project; (c) staffing and personnel requirements, including identification of each Party’s lead contacts for the specific Services; (d) schedule of work to be performed; and (e) specifications, acceptance criteria, and quality control procedures. Once an SOW has been fully executed by both Parties, each Party shall have binding obligations under the SOW and shall perform its obligations in accordance with the SOW. Each SOW shall be consecutively numbered (“SOW-1” for the first SOW, “SOW-2” for the second SOW, etc.). The terms of this Agreement shall be made a part of and incorporated by reference into each SOW, and each SOW shall be incorporated into and made a part of this Agreement. Unless otherwise provided in this Agreement with respect to a particular article, section or clause, any discrepancy between this Agreement and an SOW shall be resolved in favor of this Agreement.
3.3
Changes to SOWs. If either Party determines that a change is needed to any SOW, including to any Services, Deliverables, Specifications or schedule, then such Party shall promptly inform the other Party in writing of the facts and circumstances leading to such determination. Changes shall not bind either Party unless a change order (“Change Order”) or amendment to the relevant SOW has been agreed in writing and executed by both Parties. Each Party agrees that it shall respond promptly to any Change Order or SOW amendment request received from the other Party and shall consider the need for any change in good faith.
3.4
Deliverables. Each Party shall deliver to the other Party all Deliverables provided for in the applicable Workplan or SOW, together with related documentation, test results, and related materials in accordance with the applicable schedule and otherwise as set forth in this Agreement, including the applicable Workplan or SOW. Deliverables shall meet applicable requirements and criteria specified in the applicable Workplan or SOW.
3.5
Evaluation, Testing, Acceptance and Correction. Evaluation, testing, acceptance, and correction criteria and procedures shall be set forth in the applicable requirements, specifications and/or engineering design documents that are developed and agreed upon during the course of the applicable Workplan or SOW, or as otherwise specified in the applicable Workplan or SOW. If a Deliverable fails to meet the requirements and/or criteria specified in such documents or is not delivered in accordance with the applicable Workplan or SOW, the responsible Party shall re-perform its obligations as necessary to deliver such Deliverable that meets the applicable requirements and/or criteria in accordance with the applicable Workplan or SOW.
Article IV

STEERING COMMITTEE AND SCALE-UP TEAM
4.1
Steering Committee Formation and Responsibilities. Within [***], each Party shall appoint two (2) representatives (who shall be employees of the applicable Party) to a steering committee with responsibility (in each case subject to Section 4.4) for: (a) coordinating the overall activities of each Party’s members of the Scale-Up Team and determining the allocation of specific tasks pursuant to the Project Plan; (b) monitoring the Scale-Up Team’s progress; and (c) making key decisions and discussing any issues relating to industrialization activities in connection with the Project (the “Steering Committee”). Either Party may reasonably object to the other Party’s nominated representatives to the Steering Committee. Each Party’s representatives on the Steering Committee shall be authorized to make decisions on behalf of such Party with respect to the day-to-day implementation and overall management of the Project (but not to amend this Agreement or a SOW). Either Party may replace one or more of its representatives on the Steering Committee at any time by written notice to the other Party; provided, that the Steering Committee shall at all times be comprised of an equal number of PowerCo and QS representatives, unless otherwise agreed to by the Parties in writing.
4.2
Steering Committee Meetings.
(a)
The Steering Committee shall meet at least once per quarter during the Term, unless otherwise agreed by both Parties. Meetings may be held in person or via telephone or videoconference as may be agreed by the Steering Committee members. The Parties shall be jointly responsible for convening meetings of the Steering Committee, agreeing the dates, times, and places of the meetings, and compiling and distributing relevant information, agendas, and other similar materials in advance of each such meeting. Meetings shall be held on at least five (5) Business Days’ notice, except where all members of the Steering Committee agree otherwise. In the event of an issue of a serious nature arising in respect of any obligations relating to this Agreement, each Party shall have the right to convene an emergency meeting of the Steering Committee on no less than forty-eight (48) hours’ notice to the members thereof. Each Party shall ensure that its Steering Committee representatives (or their alternatives) are available at reasonable times and on reasonable notice in accordance with this Section 4.2(a). Steering Committee meetings shall only be held if an equal number of representatives from each Party are in attendance (including virtually), unless waived by the Party represented by fewer representatives.
(b)
Except as expressly set forth in this Section 4.2(b), all decisions made by the Steering Committee shall require at least one vote from each Party’s member of the full Steering Committee to be effective; provided that the Steering Committee shall operate in good faith and shall not unreasonably delay progress under this Agreement. If the Steering Committee cannot reach a unanimous decision on any matter within its remit, either Party may escalate the matter via the Escalation Process. If the matter is not resolved pursuant to the Escalation Process, then: (i) solely to the extent the matter relates to QS’s development of QSE5 (or other areas stated in an applicable SOW as being within QS’s exclusive remit), QS’s representatives on the Steering Committee shall ultimately have the right to make a final decision with respect to such matter provided that both of QS’s representatives agree on such decision; and (ii) solely to the extent the matter relates to PowerCo’s industrialization of battery cells (or other areas stated in an applicable SOW as being within PowerCo’s exclusive remit), PowerCo’s representatives on the Steering Committee shall ultimately have the right to make a final decision with respect to such matter provided that both of PowerCo’s representatives agree on such decision.
(c)
The Steering Committee shall keep detailed minutes of all meetings. The Parties shall be responsible for preparing the minutes of the meetings on a rotating basis, unless otherwise agreed by both Parties. The minutes shall be signed (or approved in writing, including email) by a PowerCo representative and a QS representative in order to be effective. The preparation, signing, and approval of the minutes shall be made within five (5) Business Days after the meeting, and the minutes shall immediately thereafter be distributed to the members of the Steering Committee by a representative of the Party responsible for preparing such minutes.
4.3
Scale-Up Team.

(a)
As soon as reasonably practicable after the Steering Committee’s formation, the Steering Committee shall meet to agree upon the size and location of the Scale-Up Team and the number of employees and other personnel in each role that each Party will appoint to the Scale-Up Team. Promptly after that meeting, and in any event by no later than [***] (unless otherwise agreed by both Parties), the Parties shall form the Scale-Up Team with each Party appointing the agreed personnel to the Scale-Up Team and instructing such personnel as necessary or appropriate.
(b)
Each Party shall ensure that, with effect from the formation of the Scale-Up Team and consistent with the Project Plan, the Scale-Up Team starts to work jointly on: (i) the transfer of QSE5 Technology into the Target Design; and (ii) defining the processes and tools specifications necessary to mass produce Cells consisting of QSE5 Technology in accordance with the Project Plan to meet the target SOP date specified in the Project Plan. The Scale-Up Team shall propose the tools and equipment for PowerCo’s use in industrializing the QSE5 Technology into the Target Design.
(c)
Each Party shall ensure that its members of the Scale-Up Team: (i) work expeditiously to achieve the Project milestones set forth in the Project Plan and Section 2.1 in accordance with [***]; (ii) timely perform such Party’s obligations under any Workplan or SOW; (iii) cooperate in good faith with the other Party’s members of the Scale-Up Team; and (iv) comply with any applicable protocols that are agreed by both Parties in writing.
(d)
The Parties agree that all IP invented, created, authored, or developed by a member of the Scale-Up Team in connection with the activities under the Project Agreements shall: (i) to the extent such IP constitutes Background IP of PowerCo, then such IP be deemed to be assigned to and owned by PowerCo; (ii) to the extent such IP constitutes Background IP of QS, including Separator IP, then such IP shall be deemed to be assigned to and owned by QS; and (iii) to the extent such IP is Joint IP, then such IP shall be jointly owned by PowerCo and QS as detailed in Section 7.2.
4.4
Governance and Management of Personnel. The Parties acknowledge and agree that, notwithstanding the collaboration obligations set forth in this Agreement and the Steering Committee’s role in overseeing the Scale-Up Team’s activities, each Party shall at all times remain in sole control of directing, managing and providing instructions to its employees and other personnel. Each Party’s members of the Scale-Up Team shall primarily be based at such Party’s own facilities and shall operate under the management and control of such Party, collaborating only as directed by such Party with the other Party’s members of the Scale-Up Team. Nothing in this Agreement shall give the other Party (whether through the Steering Committee or otherwise) the right or power to direct, manage or provide instructions to any employees or other personnel of the other Party.
Article V

KNOWLEDGE TRANSFER AND COLLABORATION
5.1
Knowledge Transfer. QS shall [***] provide the Scale-Up Team (and the Scale-Up Team shall transfer to PowerCo), with all know-how and information (including suppliers, data, specifications, processes, instruction and operating manuals, blueprints and designs) together with all other materials related to the QSE5 Technology that it owns or licenses and that it reasonably believes are necessary to: (a) enable PowerCo to transfer the QSE5 Technology into the Target Design and design the processes and equipment for a mass production line(s) at the Initial Capacity for the Cells to be installed at premises selected by PowerCo; and (b) support PowerCo in the manufacture of Cells meeting the Specifications and KPIs at such production line(s), in each case, without PowerCo requiring ongoing assistance or support from QS (including the Scale-Up Team) after the launch phase (except in connection with further knowledge transfers carried out pursuant to the Maintenance and Support Agreement). The Parties shall discuss in good faith the method, format and timing of further knowledge transfer requirements [***].
5.2
Life Cycle Assessment. QS acknowledges PowerCo is committed to developing and achieving certain carbon dioxide equivalent (CO2e) targets for its Cells (such targets, as may be further developed throughout the Term, the “Decarbonization Targets”). Accordingly, PowerCo and QS agree to use commercially reasonable efforts to: (a) jointly review PowerCo’s Decarbonization Targets as soon as available, and (b) take all reasonable measures to incorporate the Decarbonization Targets into the plan of record for the Target Design and manufacturing process of the Cells to enable PowerCo to reach its Decarbonization Targets. QS shall share and regularly update all information reasonably required by PowerCo to facilitate a life cycle assessment, including bills of materials, levels of energy consumption, machinery, auxiliaries, material specifications and other similar information to allow PowerCo to conduct life cycle assessments and provide feedback to QS. QS shall consider in good faith and use commercially reasonable efforts to incorporate PowerCo’s feedback into its development process applicable to the Project. The Parties agree to conduct their life cycle assessment activities pursuant to this Section 5.2 primarily through the Scale-Up Team, and otherwise through such other group of representatives of the Parties as the Parties may establish from time to time.
Article VI

SUPPLIER SUPPORT
6.1
Supplier Support. The Parties shall collaborate in good faith to identify any materials, equipment and suppliers that may be needed to perform their obligations under any Workplan or SOW. PowerCo will consider in good faith (but without obligation) whether there are opportunities to leverage PowerCo’s existing contractual relationships with such suppliers to support QS.
Article VII

INTELLECTUAL PROPERTY RIGHTS
7.1
Background IP. As between the Parties, each Party shall retain all right, title, and interest in and to any and all Technology and Intellectual Property Rights owned, controlled, or held under license by that Party or its Affiliates, in each case, other than Joint IP (collectively, such Party’s “Background IP”). Each Party agrees that it will not file any registrations for Intellectual Property Rights based solely on Background IP of the other party that it becomes aware of solely due to activities undertaken by such party under this Agreement. The Parties agree that the Project Plan will contain Background IP of each Party. In addition, QS Background IP shall include: (a) any Intellectual Property Rights related to the Cell Design [***] (b) Intellectual Property Rights that QS creates independently without input from PowerCo, to the extent it relates to Cell Design, and (c) unless otherwise agreed by both Parties, all Separator IP. In particular, the parties acknowledge and agree that notwithstanding anything to the contrary, unless the Parties mutually agree in writing, all Separator IP shall belong to and be owned by QS, or shall be obligated to be assigned, and is hereby assigned, to QS, and QS shall be free to utilize such Separator IP without any restrictions, including licensing third parties the right to use the Separator IP.
7.2
Joint IP.
(a)
[***] in the event that either Party (or any of its Affiliates) develops or creates any Intellectual Property Rights jointly with the other Party (or any of its Affiliates) under this Agreement that relates to the Cells or the industrialization of the Cells (including equipment, tools or processes for such industrialization, but excluding any Separator IP), all such Intellectual Property Rights and any registrations for Intellectual Property Rights resulting therefrom (“Joint IP”) shall be jointly owned by the Parties in equal, undivided shares. The Steering Committee shall have the sole discretion to authorize the registration of any Joint IP that is capable of registration as an Intellectual Property Right, upon such authorization the Parties shall cooperate to file such applications with appropriate Governmental Authorities as may be agreed by both Parties and with counsel mutually agreed to by both Parties. To the extent any Joint IP is not so jointly owned by operation of law, each Party (on behalf of itself and its Affiliates) agrees to assign, and does hereby assign, to the other Party, such right, title and interest in and to all such Joint IP as necessary to ensure that all Joint IP is jointly owned by the Parties in equal, undivided shares. Each Party shall take such further actions and execute such further documents as may be reasonably necessary to give effect to that assignment. Notwithstanding the foregoing, the Parties acknowledge and agree that Joint IP shall not include any Technology or Intellectual Property Rights in any Background IP.
(b)
Each Party shall be free to exploit its share of any Joint IP without accounting to or requiring consent from the other Party (subject to Article X); [***].
7.3
No Implied Licenses. Except as expressly set forth in a Project Agreement, no rights or other licenses are granted, whether by implication, estoppel, operation of law or otherwise, with respect to either Party’s Intellectual Property Rights (whether in connection with the use of any Joint IP or otherwise) or Background IP.
Article VIII

TERM AND TERMINATION
8.1
Term. This Agreement shall become effective upon the Effective Date and, unless it is terminated earlier in accordance with the terms hereof, shall continue until the date falling six (6) months after SOP (the “Term”).
8.2
Mutual Termination. During the Term, the Parties will jointly attempt to resolve in good faith any issues that may arise hereunder. Either Party may terminate this Agreement following the occurrence of any of the following events and written notice to the other Party:
(a)
if the other Party becomes insolvent under local law, makes a general assignment for the benefit of creditors, is adjudicated a bankrupt or insolvent, files a voluntary petition in bankruptcy or for a reorganization or to effect a plan or other arrangement with its creditors, files an answer to a creditor’s petition or other petition against it for an adjudication in bankruptcy or thereof, or applies for or permits the appointment of a receiver, trustee, or custodian for any substantial portion of its properties or assets; or
(b)
if an order is entered by any court approving an involuntary petition seeking reorganization of the other Party, or appointing a receiver, trustee or custodian for any substantial portion of its assets or business or if for any reason the other Party voluntarily or involuntarily suspends transaction of its business or ceases to function as a going concern.
8.3
Termination of IP License Agreement. This Agreement shall immediately terminate upon termination of the IP License Agreement, including in the event that PowerCo exercises its clawback rights under section 8.3 of the IP License Agreement.
8.4
Termination by QS. QS may terminate this Agreement if [***].
8.5
Effect of Termination. Upon termination of this Agreement, subject to Section 8.6, all rights and obligations of the Parties under this Agreement shall cease; provided, that neither Party shall be relieved from any liability arising under this Agreement prior to the date of termination.
8.6
Survival. Notwithstanding the termination or expiration of this Agreement, Article I, Article VII (including Section 7.2), Article VIII, Article IX, Article X (in accordance with the terms thereof), Article XI and Article XII, as well as any other provisions that are expressly stated to survive termination or expiation, shall survive the termination or expiration of this Agreement and continue with full force and effect.
Article IX

REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION
9.1
Mutual Representations and Warranties. Each Party represents and warrants to the other Party that: (a) it is authorized to enter into this Agreement; (b) it has the right to carry out all of its obligations herein; (c) this Agreement has been duly executed by it and is a valid and legally binding obligation of such Party and enforceable against such Party in accordance with its terms; (d) it will not create a conflict with or breach the terms of any other agreement to which it is a party by executing or performing this Agreement; and (e) the execution, delivery and performance by the Party under this Agreement will not violate any statute, rule or regulation (including any Export Control Law) applicable to either, or any order, writ, judgment, injunction, or decree of any court, Governmental Authority, or arbitrator to which such Party is subject.
9.2
QS Representations and Warranties. QS represents and warrants to PowerCo that: (a) the Services it provides under this Agreement will be performed with due skill and care in a professional and workmanlike manner in accordance with best industry practices; and (b) to the best of its knowledge, the QSE5 Technology it provides to PowerCo does not infringe, violate or misappropriate the Intellectual Property Rights of any other Person or (unless and to the extent agreed in advance writing by PowerCo) contain any open source software.
9.3
IP Indemnification by QS.

(a)
QS shall, except as set forth in this Section 9.3, defend or settle, at its option and expense, any claim and all related losses (including legal fees and claims for indemnity) against PowerCo and/or its Affiliates (collectively, “IP Indemnified Parties”), alleging that the QSE5 Technology infringes, misappropriates or violates any third party’s Intellectual Property Rights (“IP Indemnified Claim”). QS shall hold IP Indemnified Parties harmless from and against all expenses, costs, damages, liability, losses, suits, claims or other proceedings against Indemnified Parties arising from any IP Indemnified Claim. QS’s obligations under this Section 9.3(a) are conditioned upon: (i) an IP Indemnified Party giving QS prompt written notice of the applicable Indemnified Claim; (ii) QS being given full authority to assume the sole defense thereof through its own counsel and to compromise or settle any suits so far as this may be done without prejudice to the right of Indemnified Parties to continue to use the QSE5 Technology; and (iii) IP Indemnified Parties cooperating fully with QS to facilitate defense or settlement of the applicable IP Indemnified Claim, at QS’s sole expense.
(b)
In relation to any such IP Indemnified Claim: (i) if the use of the QSE5 Technology by an IP Indemnified Party is held to constitute an infringement and is enjoined; or (ii) if in light of any infringement claim QS, after consultation with the IP Indemnified Parties, reasonably deems it advisable to do so, then QS shall either: (A) procure the right to continue the use of the same for IP Indemnified Parties; or (B) replace or modify the same to be free of the infringement claim if QS can do so without impairing or materially affecting the ability of the IP Indemnified Parties to use, manufacture, sell or export the covered product. QS shall keep the IP Indemnified Parties informed concerning any IP Indemnified Claim and the status thereof at least once per quarter, and at other times upon the reasonable request of the IP Indemnified Party.
(c)
In the event a claim is based partially on an IP Indemnified Claim and partially on a non-IP Indemnified Claim, any payments and reasonable attorney fees incurred in connection with such claims shall be apportioned between the Parties in accordance with the degree of significance of the respective claims to the matter.
(d)
Any settlement of any claims that imposes any liability or limitation on any Indemnified Party shall not be entered into without the prior written consent of the relevant Indemnified Party.
Article X

CONFIDENTIALITY
10.1
Confidential Information. Each Party (each a “Receiving Party”) shall, and shall ensure that its Affiliates shall, treat as strictly confidential all of the other Party’s (each a “Disclosing Party”) Confidential Information and shall not, except with the prior written consent of the Disclosing Party (which shall not be unreasonably withheld, conditioned or delayed), make use of (save for the purposes of performing its obligations or exercising its rights under a Project Agreement) or disclose to any person (other than in accordance with this Article X) any Confidential Information. Each Receiving Party undertakes that it shall (and shall ensure that its Affiliates shall) only disclose Confidential Information to its Representatives where it is reasonably required for the purposes of exercising its rights or performing its obligations under this Agreement and only where the Representatives are informed of the confidential nature of the Confidential Information and the provisions of this Article X and such Representatives are bound to abide by confidentiality obligations substantially as protective as those contained herein. The Receiving Party shall be liable for any violation of this Article X by its Representatives. The confidentiality obligations set forth in this Article X shall bind the Receiving Party (a) with respect to Confidential Information that is a trade secret right or business secret, for so long as such Confidential Information remains a trade secret right or business secret under applicable law, and (b) with respect to all other Confidential Information, for a period of five (5) years from the date of disclosure of such Confidential Information, unless any of the exceptions set forth in Section 10.2 applies.
10.2
Exceptions. Notwithstanding Section 10.1, a Party shall have the limited right to disclose Confidential Information to the extent that:
(a)
such disclosure is required by applicable law or by any stock exchange or any supervisory, regulatory, governmental or antitrust body having applicable jurisdiction and the Party using or disclosing Confidential Information (or whose Affiliate uses or discloses such Confidential Information) has (to the extent legally permissible and reasonably practicable in the circumstances) given the other Party sufficient prior notice in order for such other Party to obtain a protective order or other appropriate remedy;
(b)
such disclosure is reasonably required to sublicense relevant Intellectual Property Rights; provided, however, such disclosure is made only to those sublicensees who are permitted under a Project Agreement and such sublicensees are subject to confidentiality obligations and restrictions at least as protective of the Confidential Information as set forth herein; or
(c)
such disclosure is required in order to facilitate any assignment or proposed assignment of the whole or any part of the rights or benefits under this Agreement which is permitted by this Agreement or to actual or potential lenders, investors or other third parties from whom a Party may seek to obtain debt or equity financing or other credit support; provided, however, such disclosure is made only to those parties on an as-needed basis and any third party who has access to the Confidential Information is subject to confidentiality obligations and restrictions at least as protective of the Confidential Information as set forth herein.
Article XI

GOVERNING LAW AND DISPUTE RESOLUTION
11.1
Governing Law. Any and all disputes, controversies, or claims arising out of or relating to this Agreement (in all cases, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise), or the existence, breach, termination or invalidity of this Agreement between the Parties, whether arising from this Agreement itself or arising from alleged extra-contractual facts prior to, during or subsequent to this Agreement (each, a “Dispute”), shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without reference to that jurisdiction’s choice or conflict of laws rules.
11.2
Dispute Resolution and Escalation.

(a)
Except as otherwise provided in this Agreement, the Parties shall resolve any Dispute under the provisions of Section 11.2(b) through Section 11.2(f) (the “Escalation Process”); provided, that if a Dispute relates to an alleged breach of Article X, a Party may submit the Dispute directly to the Executives for resolution by submitting an Escalation to Executive Notice and, if the Executives have not identified a proposed resolution to the Dispute within thirty (30) Business Days, the Parties shall not be required to pursue mediation under Section 11.2(d) before proceeding to arbitration in accordance with Section 11.3 and, if applicable, may seek injunctive relief pursuant to Section 11.4 at any time after such thirty-day period. The Escalation Process, together with the injunctive relief for breaches of Article X, shall be the exclusive mechanism for resolving any Dispute that may arise from time to time and is an express condition precedent to binding arbitration of the Dispute.
(b)
A Party shall send written notice to the other Party of any Dispute (“Dispute Notice”). The Parties shall first attempt in good faith to resolve any Dispute set forth in the Dispute Notice by negotiation and consultation between themselves. In the event that such Dispute is not resolved within thirty (30) Business Days after one Party delivers the Dispute Notice to the other Party, whether the negotiation sessions take place or not, either Party may, by written notice to the other Party (“Escalation to Executive Notice”), refer such Dispute to the Chief Executive Officer (or their nominated representative) of each Party (“Executive(s)”).
(c)
If the Executives cannot resolve the Dispute during the time period ending thirty (30) Business Days after the date of the Escalation to Executive Notice (the last day of such time period, the “Escalation to Mediation Date”), either Party may propose pursuing mediation under Section 11.2(d).
(d)
Subject to Section 11.2(c), the Parties may, at any time after the Escalation to Mediation Date, submit the Dispute to any mutually agreed-upon neutral mediator. The Parties shall cooperate with one another in seeking to agree on a mediator, but if they are unable to agree on a mediator within ten (10) Business Days, then they shall have a mediator appointed by the International Chamber of Commerce. If and when the Parties agree on the appointment of a mediator, the Parties shall simultaneously submit a position paper to the mediator and each other in accordance with and subject to any directions given by the mediator. The Parties shall cooperate with each other, and the mediator, in scheduling and participating in the remainder of the mediation proceedings. The Parties covenant that they shall use commercially reasonable efforts in participating in the mediation on an expedited basis. The Parties agree that the mediator’s fees and expenses and the costs incidental to the mediation shall be shared equally between the Parties, and each Party shall bear the fees and expenses of its own advisors.
(e)
The Parties further agree that all offers, promises, conduct, and statements, whether oral or written, made in the course of the mediation by any of the Parties, their agents, employees, experts, and attorneys, and by the mediator and any employees of the external advisor, are confidential, privileged, and inadmissible for any purpose, including impeachment, in any litigation, arbitration or other proceeding involving the Parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.

(f)
If the Parties cannot resolve any Dispute for any reason, including the failure of either Party to agree to enter into mediation, the appointment of a mediator or any settlement proposed by the mediator, within thirty (30) days after the Escalation to Mediation Date, either Party may commence binding arbitration in accordance with Section 11.3.
11.3
Arbitration. Any Dispute not resolved pursuant to the Escalation Process shall be finally settled by binding arbitration under ICC Rules by one (1) arbitrator, who shall be nominated jointly by the Parties within thirty (30) days of receipt of the request for arbitration; provided, however, that if any part of the Dispute relates to the existence, termination or invalidity of any Project Agreement, the entire Dispute shall be settled by three (3) arbitrators, one of whom shall be nominated by the initiating Party in the request for arbitration, the second of whom shall be nominated by the other Party, within ten (10) days of receipt of the request for arbitration, and the third of whom, who shall act as chair, shall be nominated jointly by the two (2) Party-nominated arbitrators within ten (10) Business Days of the nomination of the second arbitrator. If any arbitrator is not nominated within the applicable foregoing time periods, the ICC Court shall make the appointment(s). The legal place, or seat of the arbitration, shall be New York, New York. The language to be used in the arbitration shall be English. Any situation not expressly covered by this Agreement shall be decided in accordance with the ICC Rules. Each Party consents to the personal jurisdiction of the State of New York for any case arising out of or otherwise related to the arbitration, its conduct and its enforcement. Judgment on the award may be entered in any court having jurisdiction thereof. In any such arbitration, either Party may argue that the essential purpose of this Agreement has been frustrated and, as such, the arbitrators may be entitled to determine that this Agreement should be terminated.
11.4
Injunctive Relief. Nothing in Sections 11.2 or 11.3 shall prevent either Party from applying to a court or tribunal of competent jurisdiction to seek an injunction, specific performance or other equitable relief for a breach or threatened breach of Article X or for Disputes alleging infringement or misappropriation of Intellectual Property Rights.
Article XII

MISCELLANEOUS
12.1
Expenses. Except as specifically provided in this Agreement or any SOW, each Party shall bear its own costs and expenses (including legal, accounting and financial advisory fees) in connection with the preparation, negotiation and execution of, and performance of its activities under this Agreement and any SOWs. Notwithstanding anything to the contrary herein, PowerCo shall be responsible for its costs associated with the industrialization of its [***] Cells and its production of A, B and C samples of its [***] Cells.
12.2
Force Majeure. A Party shall not be in breach of this Agreement, or liable for any failure or delay to perform, in whole or in part, its obligations under this Agreement if and to the extent that such failure is due to any act of God, fire, flood, war, act of terrorism, riot, governmental actions, labor disputes (save where such disputes involve personnel of the non-performing Party), pandemic, epidemic, quarantine and any similar events that are not reasonably foreseeable and beyond the reasonable control of the non-performing Party (each, a “Force Majeure Event”); provided that it: (a) promptly notifies the other Party of the nature and extent of the Force Majeure Event causing its failure or delay in performance; and (b) uses its best endeavors to prevent or mitigate the effect of the Force Majeure Event to carry out its obligations under this Agreement in any way that is reasonably practicable and to resume the performance of its obligations as soon as reasonably possible.
12.3
Publicity. Neither Party shall make any public announcement in connection with this Agreement, or the negotiation of entering into this Agreement, without the other Party’s prior written consent, except to the extent required by applicable law, any Governmental Authority or applicable stock exchange rules (in which case the announcing Party shall, unless prohibited by applicable law, Governmental Authority or stock exchange rules, provide the other Party with as much advance notice as reasonably possible of such announcement and take the other Party’s views into account with respect to such announcement). Without limiting the foregoing, the Parties shall coordinate in good faith to agree the form of an announcement of the Project to be released following execution of this Agreement. Each Party shall take reasonable efforts to limit the disclosure or other public use of the names, characters, artwork, designs, trade names, copyrighted materials, trademarks or service marks of the other Party, without first obtaining the other Party’s written consent.
12.4
Assignment. Neither this Agreement, nor any rights, interests or obligations hereunder, may be assigned, transferred or delegated by a Party without the other Party’s prior written consent; provided, however, that (a) either Party may assign or transfer this Agreement in whole to a Person that succeeds to all or substantially all of a Party’s business or assets to which this Agreement relates, including by sale, acquisition or merger provided that such Person agrees in writing to assume all of the rights and obligations set forth in this Agreement; and (b) PowerCo may assign or transfer this Agreement in whole to any of its Affiliates provided that such Affiliate remains bound by this Agreement. Notwithstanding the foregoing, in no event may either Party transfer or assign this Agreement to a Restricted Entity. Any assignment or transfer in violation of this Section 12.4 shall be void ab initio. In the event of an assignment by PowerCo pursuant to clause (a) of this Section 12.4, unless otherwise agreed by the Parties, [***] shall be amended such that Section 2.4 ceases to apply with effect from the date of such assignment.
12.5
Independent Contractors; No Partnership. The relationship of the Parties is that of independent contractors. Neither Party is an agent, partner or joint venturer of the other for any purpose and neither shall have the right to create, assume or incur any expense, liability or obligation on behalf of the other. This Agreement shall not be interpreted or construed (a) to create any agency relationship or an association, joint venture, or partnership among the Parties (whether for local law purposes, for U.S. federal income tax purposes or otherwise) or (b) to impose any partnership obligation or liability on any Party.
12.6
No Third Party Beneficiaries. Unless otherwise expressly provided, no provisions of this Agreement are intended or shall be construed to confer upon or give to any Person other than PowerCo or QS any rights, remedies or other benefits under or by reason of this Agreement.
12.7
Compliance with Laws.
(a)
Both parties shall, and shall procure its Affiliates shall, perform all its and their obligations under this Agreement in strict compliance with all applicable federal, national, state and local laws, regulations, rules and orders, including, but not limited to, Economic

Sanctions Law, Export Control Law, Anti-Bribery Law, and Anti-Money Laundering Law obligations under the German Supply Chain Due Diligence Act (LkSG), and the EU battery regulation 2023/1542. The Parties shall ensure compliance with all applicable Antitrust Laws, and take all necessary measures required for such compliance.
(b)
Each Party represents and warrants that, as at the date of this Agreement, and throughout the Term, neither it nor any of its subsidiaries (collectively, the “Company”) or directors, senior executives or officers, or to the knowledge of the Company, any person on whose behalf the Company is acting in connection with the subject matter of the Agreement, is an individual or entity (“Person”) that is, or is 50% or more owned or controlled, directly or indirectly, by a Person (or Persons) that is, subject of any sanctions resulting from Economic Sanctions Law.
(c)
Code of Conduct. QS shall, and shall procure its Affiliates shall, comply at all times with the “PowerCo Code of Conduct for Business Partners” as described in Annex 4.
(d)
Human Rights. In addition to any other applicable laws relating to human rights, QS shall, and shall procure its Affiliates shall, act consistently with the fundamental principles defined and protected by the Universal Declaration of Human Rights, by the fundamental principle of the International Labor Organization, and in particular, with rules relating to the prohibition of forced labor, child labor, and human trafficking. In any event, where national legislation is less protective, internationally recognized human rights instruments shall prevail.
(e)
Supplier Management. QS shall, and shall procure its Affiliates shall, implement and maintain processes and procedures to monitor and procure compliance by suppliers with Compliance with Laws according to Section 12.7(a) and Human Rights according to Section 12.7(d). Such monitoring shall be conducted in a manner consistent with the requirements of the German Supply Chain Due Diligence Act (LkSG).
12.8
Export Control. Each Party agrees that it will not export or reexport goods, services, technical data and/or information to other countries or parties in violation of any applicable Export Control Law. Neither Party shall be obligated to fulfill any obligation under this Agreement if such Party reasonably deems such fulfilment to violate applicable Export Control Law. Each Party agrees to provide any information (especially the respective export control classification) reasonably required by the other Party to procure compliance by such Party with Export Control Law, Economic Sanctions Law, and any other applicable laws and regulations.
12.9
Further Assurance. Each Party will do and execute, or arrange for the doing and executing of, each necessary act, document and thing reasonably within its power to implement and give effect to this Agreement.
12.10
Notices. Any notice required or permitted to be given by either Party under this Agreement shall be in writing and shall be personally delivered or sent by a reputable overnight mail service (e.g., Federal Express), by first class mail (certified or registered), or by electronic mail confirmed by first class mail (certified or registered), to the address of the other Party as set out below. Notices will be deemed effective (i) three (3) Business Days after deposit, postage prepaid, if mailed, (ii) the next day if sent by overnight mail, or (iii) the same day if sent by electronic mail and confirmed as set forth above. Each Party may change its address for notices upon prior written notice to the other Party.

If sent to QS:

QuantumScape Battery, Inc.

1730 Technology Drive

San Jose, CA 95110

USA

Attn: Chief Legal Officer

Email:

If sent to PowerCo:

PowerCo SE

Industriestrasse Nord 38239

Salzgitter

Germany

Attn: General Counsel

Email:

With a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

3 World Trade Center

175 Greenwich Street, 51st Floor

New York, NY 10007

USA

Attn:

Email:

Solely with respect to notices relating to export controls matters, with a copy (which shall not constitute notice) to:

Email:

12.11
Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision which shall be deemed replaced by a legally valid provision which economically comes as close as possible to the invalid one.
12.12
Amendments. No variation or amendment of this Agreement shall be valid unless it is in writing and duly executed by or on behalf of each of the Parties to this Agreement.
12.13
Waiver. No delay or omission by any Party in enforcing or exercising any right, power or remedy will impair that right, power or remedy or be construed to be a waiver of it. A waiver by any Party of any of its rights, powers or remedies or of any breach will not be construed to be a waiver of any other right, remedy or power or any other succeeding breach. No waiver or discharge of any kind will be valid unless in writing and signed by an authorized representative of the Party against whom such waiver or discharge is sought to be enforced.
12.14
Entire Agreement. This Agreement, together with the other Project Agreements, constitutes the entire agreement as of the date hereof between the Parties with respect to the subject matter hereof, and supersedes and replaces all prior and contemporaneous understandings or agreements, written or oral, regarding such subject matter.
12.15
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart and shall have the same force and effect as if such digital copies were originals.

[Signature page follows]

In Witness Whereof, QS and PowerCo have executed this Agreement as of the date first written above.

POWERCO SE By: /s/ Jupp Kaufer Name: Jupp Kaufer Title: Vice President Product Management & Corporate Quality By: /s/ Frank Blome Name: Frank Blome Title: CEO July 5th, 2024

[Signature page to Collaboration Agreement]

In Witness Whereof, QS and PowerCo have executed this Agreement as of the date first written above.

QUANTUMSCAPE BATTERY, INC. By: /s/ Siva Sivaram Name: Dr. Siva Sivaram Title: President and Chief Executive Officer

[Signature page to Collaboration Agreement]

Agreed Form

Exhibit 1

Agreed Form IP License Agreement

IP LICENSE AGREEMENT

This IP LICENSE AGREEMENT (the “Agreement”) is made and entered into as of [●] (the “Effective Date”) by and between QuantumScape Battery, Inc., a Delaware corporation having its principal place of business at 1730 Technology Drive, San Jose CA 95110 (“QS”), and PowerCo SE, a societas europaea having its principal place of business at Industriestrasse Nord 38239, Salzgitter, Germany (“PowerCo”) (QS and PowerCo also each a “Party” and together the “Parties”).

BACKGROUND

A.
QS is the owner of and is continuing to develop certain technology and intellectual property rights pertaining to automotive battery cells.
B.
QS and PowerCo have entered into that certain Collaboration Agreement dated July 5, 2024 (the “Collaboration Agreement”) pursuant to which QS and PowerCo agreed to collaborate in connection with the Project.
C.
[***].
D.
To facilitate PowerCo’s industrialization of cells consisting of QS Technology based on the QSE5, the Parties have agreed to enter into this Agreement under which QS has agreed to grant the License and PowerCo has agreed to pay the Royalties, in each case, subject to the terms of this Agreement.
E.
To support QS’s ability to fund its operations related to the Project and, in particular, the collaboration activities set forth in the Collaboration Agreement, PowerCo has agreed to make a prepayment of Royalties in the form of the Initial Royalty Fee, against which future Royalties will be offset, in each case, subject to the terms of this Agreement.

Now, therefore, in consideration of the foregoing and the mutual covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I

DEFINITIONS AND INTERPRETATION
1.1
Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meaning given to them in the Collaboration Agreement. In this Agreement, the following terms shall have the meanings set forth below:
(a)
“Affiliate” means (i) with respect to either Party, any other Person who at any time, now or in the future, directly or indirectly controls, is controlled by, or is under common control with such Party or Person, as applicable, and (ii) without limiting sub-clause (i), with respect to PowerCo, the Listed Affiliates. For purposes of this definition, “control” when used with respect to an entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

(b)
[***].
(c)
“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in San Jose, California or Wolfsburg or Salzgitter, Germany.
(d)
“Cells” has the meaning set forth in the Collaboration Agreement.
(e)
“Clawback Amount” has the meaning set forth in Section 6.3.
(f)
[***].
(g)
“Confidential Information” has the meaning set forth in the Collaboration Agreement.
(h)
“Dispute” has the meaning set forth in Section 8.1.
(i)
“Escalation Process” has the meaning set forth in Section 8.2(a).
(j)
“Export Control Law” means all U.S. and non-U.S. laws relating to export, reexport, and transfer, including but not limited to the Export Administration Regulations and the International Traffic in Arms Regulations.
(k)
“Financial Year” means each of PowerCo’s financial reporting years from time to time, which currently cover each twelve-month period ending December 31.
(l)
“Governmental Authority” means any national, supranational, federal, state, provincial or local authority, court, government or self-regulatory organization (including any stock exchange), commission, tribunal or organization, or any regulatory agency, or any political or other subdivision, department or branch of any of the foregoing.
(m)
“ICC Rules” means the Rules of Arbitration of the International Chamber of Commerce in effect as of the date the arbitration is commenced.
(n)
“Indemnified Claim” has the meaning set forth in Section 5.3(a).
(o)
“Indemnified Parties” has the meaning set forth in Section 5.3(a).
(p)
“Initial Capacity” has the meaning set forth in Section 2.1.
(q)
“Initial Royalty Fee” has the meaning set forth in Section 3.1.
(r)
“Intellectual Property Rights” means all intellectual property and similar proprietary rights of any kind, anywhere in the world, whether registered or unregistered, including (i) patents and patent applications, utility models, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates, extensions of any of the foregoing; (ii) trademarks, service marks, trade names, trade dress rights, logos, corporate names and other source or business identifiers, and all applications, registrations, extensions and renewals of any of the foregoing; (iii) copyrights, works of authorship, data, database and design rights, mask work rights and moral rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing; (iv) trade secrets, know-how, confidential or proprietary information, including invention disclosures, inventions, ideas, algorithms, formulae, processes, methods, techniques, and models, whether patentable or not; and (v) software and firmware (whether in source code or object code and including all related specifications and documentation) or other technology, and all rights therein and thereto.
(s)
“Joint IP” shall have the meaning set forth in the Collaboration Agreement.
(t)
“License” has the meaning set forth in Section 2.1.
(u)
“Licensed IP” means all Intellectual Property Rights owned or licensable by QS or any of its Affiliates at any time during the Term that are embodied in the QSE5 Technology or that are necessary for, or would otherwise be infringed by, the manufacture, having manufactured, development, use, sale, export, import or other exploitation of such products, including all Intellectual Property Rights in any Mandatory Improvements, but in each case excluding Trademarks and Optional Improvements, unless such Optional Improvements are mutually agreed to be added by the Parties; provided, however, the Licensed IP shall not include any Joint IP.
(v)
“Listed Affiliates” means ZellCo 1. Projektgesellschaft mbH and such other Persons (whether now existing or in the future) the Parties may mutually agree to include as a “Listed Affiliate” from time to time.
(w)
“Mandatory Improvement” means any improvements, enhancements, upgrades or changes that to QS’s knowledge are required to be made to the Cells: (i) to comply with applicable law; (ii) to remediate any material safety issue; and/or (iii) in connection with any change of supplier or other adverse effects (such as a supplier bankruptcy or otherwise) and that are directly related to the Licensed IP; provided, however, that QS shall have no obligation to track or monitor any compliance requirements related to Mandatory Improvements.
(x)
“Optional Improvement” means any improvements, enhancements or upgrades that could be implemented within the Cells or the processes for their manufacture, other than Mandatory Improvements, that significantly improve, enhance or upgrade the performance of the Cells or the manufacturing process (e.g., that simplifies, increases throughput, or improves savings).
(y)
“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity of any kind or nature.
(z)
“Project” has the meaning set forth in the Collaboration Agreement.
(aa)
“Project Agreements” has the meaning set forth in the Collaboration Agreement.

(bb)
“Restricted Entity” means an entity residing, owned by entities in, directly or indirectly controlled by, or incorporated in countries subject to [***] including any subsidiaries, Affiliates thereof or any joint venture or collaboration arrangement in which such entity is a part.
(cc)
“Restricted Sublicensee” means any third party that meets the criteria in (i), (ii) or (iii), as assessed at the time when PowerCo (or its Affiliate or sublicensee) proposes to enter into a sublicense of Licensed IP with the third party:
(i)
the third party is a Restricted Entity;
(ii)
[***]; or
(iii)
the third party’s primary business is the commercial production of battery cells (and not the manufacture or supply of equipment that is intended for use in producing battery cells or battery cell components).
(dd)
“Royalty” means [***] an amount equal to [***] for the licensed Cells Sold by PowerCo [***].
(ee)
“Separator” means QS’ proprietary ceramic separator designed for use in its battery cells.
(ff)
“Separator IP” has the meaning set forth in the Collaboration Agreement.
(gg)
“Sold” means with respect to a Cell that such Cell was sold or otherwise transferred to a customer in a manner such that PowerCo recognized revenue or otherwise received cash as payment pursuant to such transfer [***].
(hh)
“SOP” means the start of production of commercial volumes of Cells at PowerCo’s Cell facilities.
(ii)
“Target Design” has the meaning set forth in the Collaboration Agreement.
(jj)
“Technology” means all technology, inventions, discoveries, processes, techniques, methods, ideas, concepts, research, proposals, materials, and other deliverables and work product of any nature whatsoever.
(kk)
“Term” has the meaning set forth in Section 6.1.
(ll)
“Trademarks” means trademarks, trade names, service marks and logos.
(mm)
“[***]” has the meaning set forth in the Collaboration Agreement.
1.2
Interpretation. In this Agreement, unless the context requires otherwise: (a) a statutory provision, includes a reference to: (i) the statutory provision as modified or re-enacted from time to time (whether before or after the Effective Date), and (ii) any subordinate legislation made pursuant to the statutory provision (whether before or after the Effective Date); (b) a Party, Person or entity, includes a reference to that Party’s, Person’s or entity’s successors, personal representatives or assigns; (c) an agreement, includes a reference to such agreement as amended from time to time; (d) an “Article”, “Section” or “Exhibit”, unless the context otherwise requires, is a reference to (respectively) an article or section of, or exhibit to, this Agreement; (e) the singular includes the plural and vice versa; and (f) references to one gender includes all other genders. The headings in this Agreement will not affect the interpretation of this Agreement. Whenever the words “include”, “includes”, “including” or “in particular” (or similar derivates) are used, they are deemed to be followed by the words “without limitation”. The Exhibits are part of this Agreement. This Agreement is the result of arm’s length negotiations between the Parties and will be construed to have been drafted jointly by the Parties such that any ambiguities in this Agreement will not be construed against any Party as a result of that Party having drafted or proposed the relevant clause.
Article II

GRANT OF RIGHTS
2.1
License to PowerCo. Subject to the terms and conditions of this Agreement, QS (on behalf of itself and its Affiliates) hereby grants to PowerCo and its Affiliates a non-exclusive, worldwide, non-sublicensable (except in accordance with Section 2.2), non-assignable and non-transferrable (except in accordance with Section 9.2), perpetual and irrevocable (except as provided in Article VI), limited license to use the Licensed IP solely for the purpose of manufacturing, having manufactured, developing, using, selling, exporting, importing and otherwise exploiting battery cells the design of which is primarily or exclusively intended for use in automotive applications (regardless of the purpose for which the cells are used by customers or end users), in the Target Design (including one or more variants of the Target Design), within the capacity requirements outlined in this Agreement (the “License”); provided, that: (a) subject to the capacity expansion rights in Section 2.6, the License shall initially be limited to use of the Licensed IP in one or more facilities that together have a maximum annual capacity of 40 GWh (the “Initial Capacity”); and (b) the License does not include the right to manufacture or sell individual components (such as Separators) of a battery cell, where such components constitute the embodiments of the QSE5 Technology delivered to PowerCo under the Collaboration Agreement (excluding any Technology developed by or on behalf of PowerCo or its Affiliates independently of QS and its Affiliates), for sale on a standalone basis.
2.2
Sublicensing.
(a)
Subject to the confidentiality restrictions in Article VII, PowerCo and its Affiliates shall have the right to grant sublicenses of the rights under the License [***].
(b)
Notwithstanding Section 2.2(a), the Parties acknowledge and agree that (x) PowerCo’s right to grant sublicenses under Section 2.2(a) shall not [***], and (y) PowerCo may not grant any sublicenses to any Restricted Sublicensee except:
(i)
with QS’s consent (which QS shall not unreasonably withhold); or
(ii)
to the extent that QS (or any of QS’s Affiliates or any of their respective permitted licensees) has given the Restricted Sublicensee access to any Licensed IP, or otherwise permitted the Restricted Sublicensee to access any Licensed IP (as assessed at the time when PowerCo (or its Affiliate or sublicensee) proposes to enter into a sublicense of Licensed IP with the third party).
(c)
[***].
2.3
Restrictions on Sublicensing Separator IP.
(a)
Notwithstanding anything to the contrary herein, the Parties acknowledge and agree that PowerCo may not disclose or sublicense any Separator IP to any Restricted Sublicensee [***].
(b)
[***].
2.4
Trademarks. Notwithstanding that the License does not include a license to use QS’s Trademarks, the Parties acknowledge and agree that PowerCo and its Affiliates may use QS’s Trademarks, only in accordance with any applicable reasonable trademark use guidelines provided in advance in writing by QS, to refer to the inclusion of QS Technology within any final product (such as Cells or a vehicle).
2.5
Covenant Not to Sue. QS, on behalf of itself and its Affiliates, hereby covenants not to sue or threaten to sue, or seek any other relief or commence any border detention activity (including any action before the United States International Trade Commission, in a court of law, before an administrative body or any other Governmental Authority) against PowerCo, any of its Affiliates, or any of their respective sublicensees or end users, in each case, with respect to [***].
2.6
Capacity Expansion.
(a)
PowerCo has the option to expand the capacity of its facilities that use the Licensed IP beyond the Initial Capacity, by a further 40 GWh of annual capacity or such other capacity as may be agreed by the Parties, on financial terms to be mutually agreed by the Parties in accordance with this Section 2.6(a). [***].
(b)
Prior to QS commencing any project similar to the Project with any third party for the license of QSE5 Technology, QS shall notify PowerCo and give PowerCo the option to expand its capacity [***] above the Initial Capacity limited to and in accordance with Section 2.6(a). QS’ obligation under this Section 2.6(b) shall survive for a period of six (6) years after SOP.
2.7
[***].
2.8
Reservation of Rights. Except for the express licenses granted under this Agreement, nothing in this Agreement is intended to confer, by implication, estoppel, or otherwise, upon either Party or its Affiliates a license under or rights in any Intellectual Property Rights of the other Party or its Affiliates. The Parties acknowledge and agree that the Parties’ sole obligations with respect to any transfer of Technology or embodiments of Intellectual Property Rights are as expressly set forth in the Collaboration Agreement and the Maintenance and Support Agreement, and that nothing herein is intended to expand the scope of those obligations.

Article III

INITIAL ROYALTY FEE AND ROYALTIES
3.1
Initial Royalty Fee. Within [***] days of [***], PowerCo shall pay QS a total of one hundred and thirty million U.S. dollars (US$130,000,000) as an initial royalty fee (the “Initial Royalty Fee”), against which any future Royalties due will be credited in accordance with Section 3.2(b). QS shall issue to PowerCo an invoice for the Initial Royalty Fee with reference to the advance payment character of the Initial Royalty Fee in accordance with applicable VAT law (the “Initial Payment Invoice”).
3.2
Royalties.
(a)
Commencing on production of Cells by PowerCo, within [***] following the end of each [***] in which PowerCo has Sold any Cells, PowerCo shall notify QS in writing of the Royalty for such [***], and at the request of QS, reasonable documentation supporting such information, in each case, subject to applicable law and confidentiality obligations [***].
(b)
As soon as reasonably practicable following receipt of any notice given by PowerCo under Section 3.2(a), QS shall issue to PowerCo an invoice for the Royalty amount; provided, however, that until the total aggregate Royalties due under this Agreement exceed the amount of the Initial Royalty Fee, QS shall promptly issue PowerCo a credit note for the total amount due, including a reference to the Initial Payment Invoice for the Initial Royalty Fee in accordance with applicable VAT law. After the total aggregate Royalties due under this Agreement have exceeded the amount of the Initial Royalty Fee, PowerCo shall pay all undisputed invoiced amounts within thirty (30) days of receipt of the applicable invoice.
3.3
Outperformance Sharing. [***].
3.4
Audit. Within thirty (30) days after any notice given by PowerCo under Section 3.2(a) and no more than once in each year of the Term, QS may, on reasonable prior written notice to PowerCo and at QS’s expense, engage an independent third-party auditing firm (an “Auditor”) to confirm, solely based on PowerCo’s audited financial reports for the applicable Financial Year and PowerCo’s records of the number of Cells Sold in such Financial Year (“Royalty Records”) that the Royalty figure provided in such notice given by PowerCo are consistent with the Royalty Records. QS’s selection of Auditor shall be subject to PowerCo’s consent, which shall not be unreasonably withheld. PowerCo shall give Auditors reasonable access (during working hours and at a time acceptable to PowerCo (acting reasonably)) to necessary personnel of PowerCo and the Royalty Records; provided, that Auditor has agreed to strict confidentiality terms to be approved by PowerCo (acting reasonably) and that the audit is completed within ten (10) Business Days. The Auditor shall only report to QS its conclusions as to whether the Royalty figure provided in such notice given by PowerCo is consistent with the Royalty Records, and shall not share copies or specific details of Royalty Records with QS. If the Auditor identifies a discrepancy between the Royalty Records and the Royalty figure specified in the most recent notice given by PowerCo under Section 3.2(a), the Parties shall discuss in good faith any necessary adjustments to such notice and, if necessary, follow the Escalation Process to resolve the matter. The Parties further agree that if a discrepancy greater than ten (10) percent in favor of QS is identified by the Auditor, then PowerCo shall reimburse QS for all reasonable and documented costs associated with such audit.
Article IV

PAYMENTS AND TAXES
4.1
Payments. All payments due under this Agreement shall be made in US dollars to the US dollar bank account specified in an invoice or otherwise notified to the paying Party reasonably in advance of the due date for payment. Without limiting any of QS’ remedies for non-payment, it is agreed that any invoiced amounts not disputed in good faith which are not paid when due shall be subject to a charge of [***] % per month, or the maximum amount allowed by law, whichever is less, to cover QS’ carrying and handling costs.
4.2
Tax.
(a)
If applicable law requires withholding of income or other taxes imposed upon payments set forth in this Agreement, including the Initial Royalty Fee, PowerCo shall make such withholding or other tax payments as required and shall pay over the amount so withheld or deducted from any payment to the appropriate Governmental Authority. Any such withholding taxes required by applicable law to be deducted or withheld shall be an expense of, and borne solely by, QS. PowerCo shall use reasonable efforts to minimize any such taxes required to be withheld on behalf and for the account of QS and QS shall supply PowerCo with any certification or form required by applicable law in order to obtain a reduced rate of withholding under any applicable double tax treaty or otherwise. PowerCo shall provide all relevant documents and correspondence from or with the appropriate Governmental Authority and such other information and documents in PowerCo’s possession as QS may reasonably request and shall provide any other cooperation or assistance on a reasonable basis as may be necessary to enable QS to claim exemption from such withholding taxes, to receive a refund of such withholding tax or to claim any tax credit or other tax benefits associated with such withholding taxes.
(b)
Any payments made under or in connection with this Agreement are net of any amounts in respect of value added tax within the meaning of the European Council Directive 2006/112/EC of 28 November 2006, as amended from time to time (“VAT”). If and to the extent that VAT is or becomes chargeable on any actual or deemed service or supply contemplated under this Agreement or resulting from the measures contemplated under this Agreement, the Party that receives such services or supplies shall pay to the providing Party an amount equal to such VAT in addition to the payments contemplated under this Agreement, provided that (i) the reverse charge provisions (according to which the receiving Party owes the VAT) do not apply, (ii) such VAT has not incurred due to an incorrect invoicing by the issuing Party, and (iii) the issuing Party issues an invoice in accordance with applicable law and the relevant provisions under this Agreement. The Parties assume that the Initial Royalty Fee and any Royalties set forth in Section 3.1 and Section 3.2 are subject to German VAT at the level of PowerCo (under the reverse charge mechanism), unless such Royalties are credited against the Initial Royalty Fee, in which case such credit amounts are not subject to VAT at all. The Parties are aware of the specific requirements under German VAT law regarding the use of advance payments and the application of the reverse charge mechanism (especially regarding invoicing and input VAT).

(c)
The Parties shall, to the extent legally possible and at their own expense, cooperate and assist each other in good faith in all tax matters related to the signing or execution of this Agreement, especially as regards the preparation and filing of any tax related documentation and information required to be prepared or filed by law or any written guidelines of any Governmental Authority.
Article V

REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION
5.1
Representations, Warranties and Covenants.
(a)
Each Party represents and warrants to the other Party that: (i) it is authorized to enter into this Agreement; (ii) it has the right to carry out all of its obligations herein; (iii) this Agreement has been duly executed by it and is a valid and legally binding obligation of such Party and enforceable against such Party in accordance with its terms; (iv) it will not create a conflict with or breach the terms of any other agreement to which it is a party by executing or performing this Agreement; and (v) the execution, delivery and performance by the Party under this Agreement will not violate any statute, rule or regulation applicable to either, or any order, writ, judgment, injunction, or decree of any court or other Governmental Authority, or arbitrator to which such Party is subject.
(b)
QS represents, warrants and covenants to PowerCo that, to the best of its knowledge as of the Effective Date of this Agreement:
(i)
the use of the Licensed IP in accordance with the License does not and will not violate, misappropriate, or infringe upon the Intellectual Property Rights of any third parties;
(ii)
it is not involved in any current proceeding, litigation, arbitration or any other claim, and knows of no pending, threatened or actual proceeding, litigation, arbitration or other claim, or any other fact or circumstance, that would reasonably be expected to have a material adverse effect on the use of the Licensed IP;
(iii)
during the Term, the Licensed IP is and will be owned or licensable by QS;
(iv)
as of the Effective Date, QS has not granted any other Person more favorable pricing or other terms for the manufacture of a battery containing QSE5 Technology than the terms provided to PowerCo under this Agreement; and
(v)
it has not breached Export Control Law in relation to the Licensed IP.
(c)
QS covenants that, during the Term, it shall (i) inform PowerCo promptly of the existence of any pending, threatened or actual proceeding, litigation, arbitration or other claim, or any other fact or circumstance, in each case of which QS is aware or a party, that would reasonably be expected to have a material adverse effect on the use of the Licensed IP, and (ii) use reasonable efforts to prevent such a claim, fact or circumstance from occurring and to mitigate the effects of any such claim, fact or circumstance that occurs.

5.2
LIMITATION OF LIABILITY. EXCEPT FOR A BREACH OF THE PROVISIONS OF ARTICLE VII (CONFIDENTIALITY) AND FOR QS’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 5.3, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOSS OF PROFITS OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAD BEEN ADVISED, KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES, INCLUDING LOST PROFITS, LOSS OF USE OF ANY ASSOCIATED EQUIPMENT, COST OF CAPITAL, COST OF SUBSTITUTE FACILITIES OR EQUIPMENT, DOWNTIME COSTS OR CLAIMS OF POWERCO’S CUSTOMERS FOR SUCH DAMAGE. EXCEPT FOR POWERCO’S PAYMENT OBLIGATIONS HEREIN, OR LIABILITY ARISING UNDER SECTION 5.3, THE LIABILITY OF EITHER PARTY UNDER THIS AGREEMENT, WHETHER ARISING OUT OF BREACH OF CONTRACT (EXCLUDING BREACH OF THE PROVISIONS OF SECTIONS 5.1 AND 5.2) OR TORT (EXCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT), SHALL IN NO EVENT EXCEED [***]. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS AGREEMENT.
5.3
Indemnification by QS.
(a)
QS shall, except as set forth in this Section 5.3, defend or settle, at its option and expense, any claim and all related losses (including legal fees and claims for indemnity) against PowerCo and/or its Affiliates (collectively, “Indemnified Parties”), alleging that the use of the Licensed IP in accordance with the License infringes, misappropriates or violates any third party’s Intellectual Property Rights (“Indemnified Claim”). QS shall hold Indemnified Parties harmless from and against all expenses, costs, damages, liability, losses, suits, claims or other proceedings against Indemnified Parties arising from any Indemnified Claim. QS’s obligations under this Section 5.3(a) are conditioned upon: (i) an Indemnified Party giving QS prompt written notice of the applicable Indemnified Claim; (ii) QS being given full authority to assume the sole defense thereof through its own counsel and to compromise or settle any suits so far as this may be done without prejudice to the right of Indemnified Parties to continue to practice the Licensed IP; and (iii) Indemnified Parties cooperating fully with QS to facilitate defense or settlement of the applicable Indemnified Claim, at QS’s sole expense. Notwithstanding the foregoing, QS shall have no obligation to defend or settle any claim for any infringement or other violation of any Intellectual Property Right: (i) relating to the use of Cells other than in the manner intended, (ii) where such claim relates solely to PowerCo Background IP, or (iii) a claim based on Intellectual Property Rights owned by PowerCo or any of its controlled Affiliates.
(b)
In relation to any such Indemnified Claim: (i) if the use of the Licensed IP by an Indemnified Party is held to constitute an infringement and is enjoined; or (ii) if in light of any infringement claim QS, after consultation with the Indemnified Parties, reasonably deems it advisable to do so, then QS shall either: (A) procure the right to continue the use of the same for Indemnified Parties; or (B) replace or modify the same to be free of the infringement claim if QS can do so without impairing or materially affecting the ability of the Indemnified Parties to use, manufacture, sell or export the covered product or practice the Licensed IP. QS shall keep the Indemnified Parties informed concerning any Indemnified Claim and the status thereof at least once per quarter, and at other times upon the reasonable request of the Indemnified Party.

(c)
In the event a claim is based partially on an Indemnified Claim and partially on a non-Indemnified Claim, the Parties shall cooperate with respect to the defense or settlement of such claim and any payments and reasonable attorney fees incurred in connection with such claims shall be apportioned between the Parties in accordance with the degree of significance of the respective claims to the matter.
(d)
Any settlement of any claims that imposes any liability or limitation on any Indemnified Party shall not be entered into without the prior written consent of the relevant Indemnified Party.
5.4
Transfer of Licensed IP. QS shall ensure that any direct or indirect assignment or transfer of any or all of the Licensed IP by QS or its Affiliates during the Term shall be subject to the licenses, covenants and rights granted under this Agreement. QS further covenants that, prior to any such assignment or transfer, it shall inform any prospective assignee or transferee of any Licensed IP of the existence of the licenses, covenants and rights granted under this Agreement and shall obtain a written confirmation from such prospective assignee or transferee acknowledging the same.
Article VI

TERM AND TERMINATION
6.1
Term. This Agreement shall become effective upon the Effective Date and shall continue in effect unless and until it is terminated in accordance with the terms hereof (the “Term”). Except as expressly set forth in this Article VI, or otherwise mutually agreed by the Parties, this Agreement and all rights granted hereunder may not be terminated; however, in the event of a breach of this Agreement, either Party shall have the right to seek remedies such as specific performance, damages or other relief, but not (except as expressly set forth in this Article VI) including termination or any other relief that would interfere with or deprive the PowerCo and its Affiliates of the benefits of the License hereunder.
6.2
Termination by QS. In the event that PowerCo fails to pay any material undisputed amount due under this Agreement within thirty (30) days after the due date for payment, QS may escalate the matter in accordance with Section 8.2. If the Parties do not agree to a resolution by the end of the Escalation Process, either Party may proceed to arbitration in accordance with Section 8.3 and if the arbitrator(s) determine(s) that such amount is due and remains unpaid, QS may terminate this Agreement on thirty (30) days’ prior written notice to PowerCo unless PowerCo pays the outstanding amount before the end of such notice period.
6.3
Termination by PowerCo. PowerCo may terminate this Agreement at any time by giving ninety (90) days’ prior written notice to QS following the event of significant delay (such as an SOP delay, delay of customer milestones or missed milestones), or a breach or failure of the technical and commercial viability of the Cells. Within sixty (60) days following termination under this Section 6.3, QS shall pay to PowerCo a “Clawback Amount” equal to [***].

Exhibit A contains, for illustrative purposes only and without prejudice to the terms of this Section 6.3, an example calculation of the Clawback Amount.

6.4
Effect of Termination. Upon termination of this Agreement: (a) the Parties shall follow the process in Section 3.2 to determine the amount of Royalties due up to the date of termination; and (b) subject to Section 6.5, all other rights and obligations of the Parties under this Agreement, including the License, shall cease; provided, that neither Party shall be relieved from any liability arising under this Agreement prior to the date of termination.
6.5
Survival. Notwithstanding the termination or expiration of this Agreement, Article I, Sections 2.4 and 2.5, Article V, Article VI, Article VIII and Article IX, as well as any other provisions that are expressly stated to survive termination or expiation, shall survive the termination or expiration of this Agreement and continue with full force and effect.
Article VII

CONFIDENTIALITY
7.1
Confidential Information. Each Party (each a “Receiving Party”) shall, and shall ensure that its Affiliates shall, treat as strictly confidential all of the other Party’s (each a “Disclosing Party”) Confidential Information and shall not, except with the prior written consent of the Disclosing Party (which shall not be unreasonably withheld, conditioned or delayed), make use of (save for the purposes of performing its obligations or exercising its rights under a Project Agreement) or disclose to any person (other than in accordance with this Article VII) any Confidential Information. Each Receiving Party undertakes that it shall (and shall ensure that its Affiliates shall) only disclose Confidential Information to its Representatives where it is reasonably required for the purposes of exercising its rights or performing its obligations under this Agreement and only where the Representatives are informed of the confidential nature of the Confidential Information and the provisions of this Article VII and such Representatives are bound to abide by confidentiality obligations substantially as protective as those contained herein. The Receiving Party shall be liable for any violation of this Article VII by its Representatives. The confidentiality obligations set forth in this Article VII shall bind the Receiving Party (a) with respect to Confidential Information that is a trade secret right or business secret, for so long as such Confidential Information remains a trade secret right or business secret under applicable law, and (b) with respect to all other Confidential Information, for a period of five (5) years from the date of disclosure of such Confidential Information, unless any of the exceptions set forth in Section 7.2 applies.
7.2
Exceptions. Notwithstanding Section 7.1, a Party shall have the limited right to disclose Confidential Information to the extent that:
(a)
such disclosure is required by applicable law or by any stock exchange or any supervisory, regulatory, governmental or antitrust body having applicable jurisdiction and the Party using or disclosing Confidential Information (or whose Affiliate uses or discloses such Confidential Information) has (to the extent legally permissible and reasonably practicable in the circumstances) given the other Party sufficient prior notice in order for such other Party to obtain a protective order or other appropriate remedy;
(b)
such disclosure is reasonably required to sublicense relevant Intellectual Property Rights; provided, however, such disclosure is made only to those sublicensees who are permitted under a Project Agreement and such sublicensees are subject to confidentiality obligations and restrictions at least as protective of the Confidential Information as set forth herein; or
(c)
such disclosure is required in order to facilitate any assignment or proposed assignment of the whole or any part of the rights or benefits under this Agreement which is permitted by this Agreement or to actual or potential lenders, investors or other third parties from whom a Party may seek to obtain debt or equity financing or other credit support; provided, however, such disclosure is made only to those parties on an as-needed basis and any third party who has access to the Confidential Information is subject to confidentiality obligations and restrictions at least as protective of the Confidential Information as set forth herein.
Article VIII

GOVERNING LAW AND DISPUTE RESOLUTION
8.1
Governing Law. Any and all disputes, controversies, or claims arising out of or relating to this Agreement (in all cases, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise), or the existence, breach, termination or invalidity of this Agreement between the Parties, whether arising from this Agreement itself or arising from alleged extra-contractual facts prior to, during or subsequent to this Agreement (each, a “Dispute”), shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without reference to that jurisdiction’s choice or conflict of laws rules.
8.2
Dispute Resolution and Escalation.
(a)
Except as otherwise provided in this Agreement, the Parties shall resolve any Dispute under the provisions of Section 8.2(b) through Section 8.2(f) (the “Escalation Process”). The Escalation Process shall be the exclusive mechanism for resolving any Dispute that may arise from time to time and is an express condition precedent to binding arbitration of the Dispute.
(b)
A Party shall send written notice to the other Party of any Dispute (“Dispute Notice”). The Parties shall first attempt in good faith to resolve any Dispute set forth in the Dispute Notice by negotiation and consultation between themselves. In the event that such Dispute is not resolved within thirty (30) Business Days after one Party delivers the Dispute Notice to the other Party, whether the negotiation sessions take place or not, either Party may, by written notice to the other Party (“Escalation to Executive Notice”), refer such Dispute to the Chief Executive Officer (or their nominated representative) of each Party (“Executive(s)”).
(c)
If the Executives cannot resolve the Dispute during the time period ending thirty (30) Business Days after the date of the Escalation to Executive Notice (the last day of such time period, the “Escalation to Mediation Date”), either Party may propose pursuing mediation under Section 8.2(d).
(d)
Subject to Section 8.2(c), the Parties may, at any time after the Escalation to Mediation Date, submit the Dispute to any mutually agreed-upon neutral mediator. The Parties shall cooperate with one another in seeking to agree on a mediator, but if they are unable to agree on a mediator within ten (10) Business Days, then they shall have a mediator appointed by the International Chamber of Commerce. Upon the appointment of a mediator, the Parties shall simultaneously submit a position paper to the mediator and each other in accordance with and subject to any directions given by the mediator. The Parties shall cooperate with each other, and the mediator, in scheduling and participating in the remainder of the mediation proceedings. The Parties covenant that they shall use commercially reasonable efforts in participating in the mediation on an expedited basis. The Parties agree that the mediator’s fees and expenses and the costs incidental to the mediation shall be shared equally between the Parties, and each Party shall bear the fees and expenses of its own advisors.
(e)
The Parties further agree that all offers, promises, conduct, and statements, whether oral or written, made in the course of the mediation by any of the Parties, their agents, employees, experts, and attorneys, and by the mediator and any employees of the external advisor, are confidential, privileged, and inadmissible for any purpose, including impeachment, in any litigation, arbitration or other proceeding involving the Parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.
(f)
If the Parties cannot resolve any Dispute for any reason, including the failure of either Party to agree to enter into mediation, the appointment of a mediator or any settlement proposed by the mediator, within thirty (30) days after the Escalation to Mediation Date, either Party may commence binding arbitration in accordance with Section 8.3.
8.3
Arbitration. Any Dispute not resolved pursuant to the Escalation Process shall be finally settled by binding arbitration under ICC Rules by one (1) arbitrator, who shall be nominated jointly by the Parties within thirty (30) days of receipt of the request for arbitration; provided, however, that if any part of the Dispute relates to the existence, termination or invalidity of any Project Agreement, the entire Dispute shall be settled by three (3) arbitrators, one of whom shall be nominated by the initiating Party in the request for arbitration, the second of whom shall be nominated by the other Party, within ten (10) days of receipt of the request for arbitration, and the third of whom, who shall act as chair, shall be nominated jointly by the two (2) Party-nominated arbitrators within ten (10) Business Days of the nomination of the second arbitrator. If any arbitrator is not nominated within the applicable foregoing time periods, the ICC Court shall make the appointment(s). The legal place, or seat of the arbitration, shall be New York, New York. The language to be used in the arbitration shall be English. Any situation not expressly covered by this Agreement shall be decided in accordance with the ICC Rules. Each Party consents to the personal jurisdiction of the State of New York for any case arising out of or otherwise related to the arbitration, its conduct and its enforcement. Judgment on the award may be entered in any court having jurisdiction thereof. In no event shall any arbitrator award termination, recission or repudiation of this Agreement as a remedy (and the Parties shall not be bound by such a remedy), except solely to the extent that the Dispute relates to non-payment by PowerCo and QS’s right to terminate under and in accordance with Section 6.1 is held to apply. Each Party shall pay one half of the fees of the arbitration; provided, however, if the arbitration relates to the payment of fees, the arbitrator(s) may allocate costs between the Parties in its sole discretion.

8.4
Injunctive Relief. Nothing in Sections 8.2 or 8.3 shall prevent either Party from applying to a court or tribunal of competent jurisdiction to seek an injunction, specific performance or other equitable relief for a breach or threatened breach of Article VII or for Disputes alleging infringement or misappropriation of Intellectual Property Rights.
Article IX

MISCELLANEOUS
9.1
Publicity. Neither Party shall make any public announcement in connection with this Agreement, or the negotiation of entering into this Agreement, without the other Party’s prior written consent, except to the extent required by applicable law, any Governmental Authority or applicable stock exchange rules (in which case the announcing Party shall, unless prohibited by applicable law, Governmental Authority or stock exchange rules, provide the other Party with as much advance notice as reasonably possible of such announcement and take the other Party’s views into account with respect to such announcement). Without limiting the foregoing, the Parties shall coordinate in good faith to agree the form of an announcement of the Project to be released following execution of this Agreement. Each Party shall take reasonable efforts to limit the disclosure or other public use of the names, characters, artwork, designs, trade names, copyrighted materials, trademarks or service marks of the other Party, without first obtaining the other Party’s written consent.
9.2
Assignment. Neither this Agreement, nor any rights, interests or obligations hereunder, may be assigned, transferred or delegated by a Party without the other Party’s prior written consent; provided, however, that (a) either Party may assign or transfer this Agreement in whole (and not in part) to a Person, that succeeds to all or substantially all of a Party’s business or assets to which this Agreement relates, including by sale, acquisition or merger provided that such Person agrees in writing to assume all of the rights and obligations set forth in this Agreement; and (b) PowerCo may assign or transfer this Agreement in whole, and not in part, to any of its Affiliates provided that such Affiliate remains bound by this Agreement. Notwithstanding the foregoing, in no event may either Party transfer or assign this Agreement to a Restricted Entity. Any assignment or transfer in violation of this Section 9.2 shall be void ab initio. In the event of an assignment by PowerCo pursuant to clause (a) of this Section 9.2: (x) unless otherwise agreed by the Parties, Sections 2.6 (Capacity Expansion) [***] shall cease to apply with effect from the date of such assignment, and (y) where the successor is an entity whose primary business is the production of battery cells, unless otherwise agreed by the Parties, the License under Separator IP shall not extend to the successor’s other businesses or to the successor’s Affiliates (other than subsidiaries of Licensee) and PowerCo may not grant sublicenses under Separator IP to the successor’s Affiliates (other than subsidiaries of Licensee).
9.3
Independent Contractors; No Partnership. The relationship of the Parties is that of independent contractors. Neither Party is an agent, partner or joint venturer of the other for any purpose and neither shall have the right to create, assume or incur any expense, liability or obligation on behalf of the other. This Agreement shall not be interpreted or construed (a) to create any agency relationship or an association, joint venture, or partnership among the Parties (whether for local law purposes, for U.S. federal income tax purposes or otherwise) or (b) to impose any partnership obligation or liability on any Party.

9.4
Expenses. Except as expressly set forth in this Agreement, each Party shall bear its own costs and expenses (including legal, accounting and financial advisory fees) in connection with the preparation, negotiation and execution of, and performance of its activities under, this Agreement.
9.5
No Third Party Beneficiaries. Unless otherwise expressly provided, no provisions of this Agreement are intended or shall be construed to confer upon or give to any Person other than PowerCo or QS any rights, remedies or other benefits under or by reason of this Agreement.
9.6
Compliance with Laws. This Agreement and the performance allowed hereunder shall be carried out in strict compliance with all applicable federal, national, state and local laws, regulations, rules and orders.
9.7
Patent Marking. Upon request from QS, PowerCo agrees to mark or shall cause to be marked after reasonable notice all products, or, if that cannot be done, to the label or packaging of products, of PowerCo and its Affiliates that are covered by Licensed IP patents and that QS advises PowerCo in writing are covered by one or more granted patents constituting Licensed IP that are owned by QS. Such advice shall include identification of any patent(s) that should be marked on the relevant products or packaging, and of any requirements for marking that are necessary for compliance with applicable statutes and regulations in any relevant country or countries. Marking by PowerCo in accordance with the advice of QS provided in writing under this Section 9.7 shall be deemed to satisfy this Section. Patent marking may be accomplished in a manner set forth in 35 U.S.C. § 287(a).
9.8
Bankruptcy. Each of the Parties hereby acknowledges and agrees that (a) all licenses and other rights granted or retained by PowerCo under or pursuant to this Agreement shall, and shall otherwise be deemed to, survive and continue in full force and effect following any bankruptcy or insolvency proceeding under applicable law of any jurisdiction throughout the world, notwithstanding any right of rejection or termination arising under applicable law of any jurisdiction throughout the world, whether or not such right is exercised; (b) if QS, in its capacity hereunder as licensor and debtor, rejects this Agreement, PowerCo in its capacity as licensee hereunder may elect to retain its rights under this Agreement to the extent provided by applicable law; and (c) without limiting the foregoing, with respect to the United States, (i) all licenses and other rights granted or retained by PowerCo under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under section 101 of the Bankruptcy Code regardless of whether the Intellectual Property Rights licensed thereunder satisfies such definition of “intellectual property” under the Bankruptcy Code and regardless of the jurisdiction in which any such Intellectual Property Right may be registered, issued or applied-for and (ii) PowerCo shall retain and may fully exercise all of its rights under section 365(n) of the Bankruptcy Code or any equivalent non-U.S. applicable law, including its right to elect to retain its intellectual property rights under this Agreement.
9.9
Further Assurance. Each Party will do and execute, or arrange for the doing and executing of, each necessary act, document and thing reasonably within its power to implement and give effect to this Agreement, including, if requested by PowerCo, such documents reasonably necessary to record the fact that PowerCo and its Affiliates are licensees under the License at applicable intellectual property registries.
9.10
Notices. Any notice required or permitted to be given by either Party under this Agreement shall be in writing and shall be personally delivered or sent by a reputable overnight mail service (e.g., Federal Express), by first class mail (certified or registered), or by electronic mail confirmed by first class mail (certified or registered), to the address of the other Party as set out below. Notices will be deemed effective (i) three (3) Business Days after deposit, postage prepaid, if mailed, (ii) the next day if sent by overnight mail, or (iii) the same day if sent by electronic mail and confirmed as set forth above. Each Party may change its address for notices upon prior written notice to the other Party.

If sent to QS:

QuantumScape Battery, Inc.

1730 Technology Drive

San Jose, CA 95110

USA

Attn: Chief Legal Officer

Email:

If sent to PowerCo:

PowerCo SE

Industriestrasse Nord 38239

Salzgitter

Germany

Attn: General Counsel

Email:

With a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

3 World Trade Center

175 Greenwich Street, 51st Floor

New York, NY 10007

USA

Attn:

Email:

9.11
Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision which shall be deemed replaced by a legally valid provision which economically comes as close as possible to the invalid one.
9.12
Amendments. No variation or amendment of this Agreement shall be valid unless it is in writing and duly executed by or on behalf of each of the Parties to this Agreement.
9.13
Waiver. No delay or omission by any Party in enforcing or exercising any right, power or remedy will impair that right, power or remedy or be construed to be a waiver of it. A waiver by any Party of any of its rights, powers or remedies or of any breach will not be construed to be a waiver of any other right, remedy or power or any other succeeding breach. No waiver or discharge of any kind will be valid unless in writing and signed by an authorized representative of the Party against whom such waiver or discharge is sought to be enforced.
9.14
Entire Agreement. This Agreement, together with the other Project Agreements, constitutes the entire agreement as of the date hereof between the Parties with respect to the subject matter hereof, and supersedes and replaces all prior and contemporaneous understandings or agreements, written or oral, regarding such subject matter.
9.15
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart and shall have the same force and effect as if such digital copies were originals.

[Signature page follows]

In Witness Whereof, QS and PowerCo have executed this Agreement as of the date first written above.

POWERCO SE By: Name: Title: By: Name: Title:

In Witness Whereof, QS and PowerCo have executed this Agreement as of the date first written above.

QUANTUMSCAPE BATTERY, INC. By: Name: Title:

Exhibit 2

Agreed Principles for Maintenance and Support Agreement

[***]

Annex 1

B Sample and Cell Specifications and KPIs

[***]

Annex 2

Project Plan

[***]

Annex 3

[***] Standards

[***]

Annex 4

PowerCo Code of Conduct for Business Partners

[***]